UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT PURSUANT

TO SECTION 13 OR 15(D) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported)	April 3, 2006

Semtech Corporation

(Exact Name of Registrant as Specified in Its Charter)

Delaware

(State or Other Jurisdiction of Incorporation)

1-6395	95-2119684
(Commission File Number)	(IRS Employer Identification No.)

200 Flynn Road
Camarillo, California	93012-8790
(Address of Principal Executive Offices)	(Zip Code)

805-498-2111

(Registrant’s Telephone Number, Including Area Code)

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐   Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐   Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement

Mohan R. Maheswaran joined the Company on April 3, 2006 as President and Chief Executive Officer, as contemplated by the written offer of employment (“Offer Letter”) he accepted as of March 12, 2006. The Offer Letter is attached as Exhibit 10.1 to the Form 8-K filed by the Compay on March 14, 2006 (“March 8-K”). As anticipated by the Offer Letter, on April 3, 2006 the Company made the following equity awards (“Equity Awards”) to Mr. Maheswaran in accordance with NASDAQ Marketplace Rule 4350(i)(1)(A)(iv):

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a restricted stock award of 100,000 shares of the Company’s common stock. 25% of the shares will vest on April 3, 2007, with one-sixteenth of the total shares vesting on the first business day of the eighth week of each fiscal quarter thereafter.

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a time-vested option to purchase 250,000 shares of the Company’s common stock at an exercise price of $17.89 per share, the closing price of the stock on March 31, 2006, the trading date immediately preceding the grant date. This non-qualified stock option has a six year term and vests in four equal annual installments beginning April 3, 2007.

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a performance-vested option to purchase 250,000 shares of the Company’s common stock at an exercise price of $17.89 per share, the closing price of the stock on March 31, 2006, the trading date immediately preceding the grant date. This non-qualified stock option has a six year term and is subject to vesting on each of the first six annual anniversaries of the grant date based on annual EPS (as defined in the award agreement) growth as compared to annual EPS growth of a Peer Group (as defined in the award agreement).

To the extent not already vested, an additional 25% of each Equity Award will become fully vested if the Company terminates Mr. Maheswaran’s employment other than for death, disability, or Cause (as defined in the Equity Award agreements) or Mr. Maheswaran resigns for Good Reason (as defined in Equity Award Agreements) within 30 days of an event that constitutes Good Reason. This vesting is contingent upon Mr. Maheswaran’s execution of a release agreement (“Release”), the form of which is attached to the Equity Award agreements, and is in consideration of his agreement to comply with the restrictive covenant contained in the Equity Award agreements regarding employment with or consultation for the Company’s competitors.

To the extent not already vested, all of the Equity Awards will become fully vested if within twelve months of a Change in Control (as defined in Equity Award agreements) the Company terminates his employment other than for death, disability or Cause or he resigns for Good Reason within 30 days of an event that constitutes Good Reason. This vesting is contingent upon Mr. Maheswaran’s execution of a Release.

The foregoing descriptions of the Equity Awards do not purport to be complete and are qualified in their entirety by the agreements attached as Exhibits 10.1, 10.2, and 10.3 and incorporated herein by reference.

The press release issued by the Company on April 3, 2006 in connection with this matter is attached hereto as Exhibit 99.1

Item 5.02. Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers.

(b) Departure of a principal executive officer

Chairman John D. “Jack” Poe, who has been serving as Acting Chief Executive Officer since September 27, 2005, relinquished the Chief Executive Officer duties to Mohan R. Maheswaran on April 3, 2006. Mr. Poe will remain in a paid advisory capacity until April 28, 2006 to assist with the transition, after which he will revert to serving the Company solely in his role as Chairman of the Board.

(c) Appointment of a new principal executive officer and president

(1)   As agreed March 12, 2006, Mr. Maheswaran joined the Company as President and Chief Executive Officer on April 3, 2006.

(2)   Mr. Maheswaran, age 42, joined the Company as President and Chief Executive Officer on April 3, 2006. His employment is on an at-will basis, meaning that he serves at the discretion of the Board of Directors. There is no family relationship between Mr. Maheswaran and any other director or executive officer of the Company. Other than the Offer Letter and the compensation contemplated thereby, there are no related party transactions, as described in Item 404(a) of Regulation S-K, with respect to Mr. Maheswaran. Mr. Maheswaran does not now serve on the board of directors of any company, although as described in (d) below, he joined the Board of Directors of the Company on April 3, 2006.

Mr. Maheswaran served as Executive Vice President, General Manager of Intersil Corporation, a company that designs and manufactures analog semiconductors, from June 2002 until his resignation in March 2006 to accept employment with the Company. He was employed by Elantec Semiconductor, Inc., a company that designed and manufactured analog integrated circuits before its acquisition by Intersil in May 2002, as Vice President of Marketing, Business Development and Corporate Strategy from June 2001 to May 2002 and as Vice President of Business Development and Corporate Strategy from January 2001 to June 2001. He has also been employed by Allayer Communications, a communications IC startup acquired by Broadcom; IBM Microelectronics; Texas Instruments; Hewlett Packard and Nortel Communications.

(3)   With respect to the terms of Mr. Maheswaran’s at will employment, see Item 1.01 of the March 8-K, which is incorporated here by reference.

(d) Election of a new director

(1)   Mr. Maheswaran joined the Board of Directors on April 3, 2006.

(2)   Mr. Maheswaran may terminate his employment for Good Reason, and be entitled to severance benefits from the Company as described under Item 1.01 of the March 8-K, if the Company fails to nominate him to stand for election as a Director at the Company’s annual meeting of shareholders to be held in June 2006 or for subsequent re-election for so long as he is the Company’s Chief Executive Officer and an incumbent Director, unless such nomination were prohibited by law or by any listing standard applicable to the Company.

(3)   Mr. Maheswaran has not been named to any committees of the Board of Directors and is not expected to be named to any such committees.

(4)   Other than the Offer Letter and the compensation contemplated thereby, there are no related party transactions, as described in Item 404(a) of Regulation S-K, with respect to Mr. Maheswaran.

Item 7.01.	Regulation FD Disclosure

On April 3, 2006, the Company issued a press release containing forward looking statements, including with respect to the ending date of Mr. Poe’s advisory role. A copy of the press release is attached hereto as Exhibit 99.1.

The information contained in this Item 7.01 (including the exhibit hereto) is being furnished and shall not be deemed "filed" for the purposes of Section 18 of the Securities Exchange Act of 1934, as amended, or otherwise subject to the liabilities of that section. The information in this Item 7.01 (including the exhibit hereto) shall not be incorporated by reference into any registration statement or other document pursuant to the Securities Act of 1933, as amended, except as shall be expressly set forth by specific reference to this Item 7.01 in such filing.

Item 9.01. Financial Statements and Exhibits

(c) Exhibits

Exhibit 10.1	Agreement dated April 3, 2006 with respect to inducement award of restricted stock to Mohan R. Maheswaran

Exhibit 10.2	Option Award Agreement dated April 3, 2006 with respect to time-vested inducement options awarded to Mohan R. Maheswaran

Exhibit 10.3	Option Award Agreement dated April 3, 2006 with respect to performance-vested inducement options awarded to Mohan R. Maheswaran

Exhibit 99.1	Press Release of the Company dated April 3, 2006

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: April 4, 2006	SEMTECH CORPORATION

By:	/s/ David G. Franz, Jr.
David G. Franz, Jr.
Chief Financial Officer

INDEX TO EXHIBITS

Exhibit Number	Description of Document

Exhibit 10.1	Agreement dated April 3, 2006 with respect to inducement award of restricted stock to Mohan R. Maheswaran

Exhibit 10.2	Option Award Agreement dated April 3, 2006 with respect to time-vested inducement options awarded to Mohan R. Maheswaran

Exhibit 10.3	Option Award Agreement dated April 3, 2006 with respect to performance-vested inducement options awarded to Mohan R. Maheswaran

Exhibit 99.1	Press Release of the Company dated April 3, 2006

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